Exhibit 4(c)

Form of GLWB Rider

Monumental Life Insurance Company

Monumental Life Insurance Company

(Herein referred to as the “Company”)

An Iowa Stock Company

Home Office: [Cedar Rapids, Iowa]

Administrative Office: [Valley Forge, Pennsylvania 19482]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract to which it is attached.

Rider Data Specification

Contract Number:	12345
Rider Date:	05/01/08
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	35 / Male
Initial Rider Fee Percentage:	0.70%

ARTICLE I

This rider will terminate upon the annuitant’s death, if you surrender your contract or upon the income date under your contract (your base contract includes a mandatory income date). This rider will also terminate if the contract to which this rider is attached is assigned, if the owner is changed without our approval or if any change is made to the annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time. The termination will be effective at the end of the rider quarter following our receipt of the notification of termination. You can elect a new rider 1 year following the termination date.

Only money invested in designated investment options will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investment options as permitted under your contract. We reserve the right to restrict new premium and transfers into the designated investment options.

Monumental Life Insurance Company cannot and does not guarantee that any of the designated investment options will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, to make certain changes in the designated investment options including adding or eliminating designated investment options.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified by us.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investment options or transfers from designated investment options to non-designated investment options over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

RGMB 26 0508	(1)	(Income-Single)

ARTICLE I CONTINUED

Gross Partial Withdrawal

The amount which will be deducted from your accumulated value as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investment options and transferred from designated investment options to non-designated investment options each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

Rider Fee

The rider fee will be deducted from each designated investment option on the rider date and on each rider quarter. The amount deducted from each designated investment option is A multiplied by B divided by 4 where:

A.	The total withdrawal base;

B.	The rider fee percentage.

Rider Fee Adjustment

If any premium additions or transfers are made into the designated investment options, a new rider fee percentage may apply. The rider fee adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions, as outlined below.

The new rider fee percentage is the sum of 1) and 2) with the result divided by 3):

1)	the current total withdrawal base prior to the premium addition multiplied by your rider’s current rider fee percentage;

2)	the premium amount multiplied by the current rider fee percentage for new premium additions;

3)	the total withdrawal base after adding the additional premium.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw or transfer out of the designated investment options up to the maximum annual withdrawal amount each rider year from the designated investment options, regardless of the accumulated value, until the annuitant’s death (subject to the termination of this rider as described in Article I).

The Withdrawal Percentage is determined by the attained age of the annuitant at the time of the first withdrawal or transfer of any amount from the designated investment options taken on the rider anniversary following the annuitant’s [59th] birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
59 – 69	5.0%
70 – 79	6.0%
80+	7.0%

If the annuitant is not yet [59] on the rider date, then this percentage will be zero until the rider anniversary following the annuitant’s [59th] birthday.

RGMB 26 0508	(2)	(Income-Single)

ARTICLE II CONTINUED

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investment options equals zero, you cannot make subsequent premium payments or transfers to the designated investment options. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency in accordance with the contract provisions to which this rider attaches.

Misstatement of Age

If the annuitant’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investment options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the annuitant. Proof of survival and the issue age may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investment options. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investment options or any transfers from non-designated investment options to designated investment options added after the rider date, less any total withdrawal base adjustments.

The total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investment options on the rider anniversary.

Without prior Company approval, you are not covered for cumulative premiums which have been allocated to the designated investment options exceeding $2,500,000.

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investment options and transfers from designated investment options to non-designated investment options up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals from designated investment options and transfers from designated investment options to non-designated investment options in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investment options after the maximum annual withdrawal amount has been withdrawn, but prior to the excess withdrawal amount; and

C)	is the total withdrawal base prior to the excess withdrawal amount.

RGMB 26 0508	(3)	(Income-Single)

ARTICLE II CONTINUED

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)	is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investment options for the current calendar year using the annuitant’s age. Prior to the 1st rider anniversary, this amount is based on the accumulated value of the designated investment options on the rider date. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased, E) the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the owner’s designated beneficiary or joint owner is the spouse of the deceased, the surviving spouse may elect to continue the contract and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the contract. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the maximum annual withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid.

RGMB 26 0508	(4)	(Income-Single)

ARTICLE III CONTINUED

ANNUITIZATION

On the income date, you will have the option to receive lifetime income payments from your designated investment options that are no less than your maximum annual withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the accumulated value in the designated investment options on the income date. If the annuitant should die before the sum of all income payments received equals or exceeds the maximum annual withdrawal amount on the income date, the annuitant’s beneficiary will receive a final payment equal to the difference.

Signed for us at our home office.

H. Stacey Boyer	Henry G. Hagan
Secretary	President

RGMB 26 0508	(5)	(Income-Single)

Monumental Life Insurance Company

Monumental Life Insurance Company

(Herein referred to as the “Company”)

An Iowa Stock Company

Home Office: [Cedar Rapids, Iowa]

Administrative Office: [Valley Forge, Pennsylvania 19482]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract to which it is attached.

Rider Data Specification

Contract Number:	12345
Rider Date:	05/01/08
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	35 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	35 / Female
Initial Rider Fee Percentage:	1.00%

ARTICLE I

This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death, if you surrender your contract or upon the income date under your contract (your base contract includes a mandatory income date). This rider will also terminate if the contract to which this rider is attached is assigned, if the owner is changed without our approval or if any change is made to either annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time. The termination will be effective at the end of the rider quarter following our receipt of the notification of termination. You can elect a new rider 1 year following the termination date.

As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the joint annuitant and joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse.

Only money invested in designated investment options will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investment options as permitted under your contract. We reserve the right to restrict new premium and transfers into the designated investment options.

Monumental Life Insurance Company cannot and does not guarantee that any of the designated investment options will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, to make certain changes in the designated investment options including adding or eliminating designated investment options.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

RGMB 26 0508	(1)	(Income-Joint)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified by us.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investment options or transfers from designated investment options to non-designated investment options over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

Gross Partial Withdrawal

The amount which will be deducted from your accumulated value as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investment options and transferred from designated investment options to non-designated investment options each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

ARTICLE II

Rider Fee

The rider fee will be deducted from each designated investment option on the rider date and on each rider quarter. The amount deducted from each designated investment option is A multiplied by B divided by 4 where:

A.	The total withdrawal base;

B.	The rider fee percentage.

Rider Fee Adjustment

If any premium additions or transfers are made into the designated investment options, a new rider fee percentage may apply. The rider fee adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions, as outlined below.

The new rider fee percentage is the sum of 1) and 2) with the result divided by 3):

1)	the current total withdrawal base prior to the premium addition multiplied by your rider’s current rider fee percentage;

2)	the premium amount multiplied by the current rider fee percentage for new premium additions;

3)	the total withdrawal base after adding the additional premium.

RGMB 26 0508	(2)	(Income-Joint)

ARTICLE II CONTINUED

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw or transfer out of the designated investment options up to the maximum annual withdrawal amount each rider year from the designated investment options, regardless of the accumulated value, until the surviving annuitant’s death (subject to the termination of this rider as described in Article I).

The Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal or transfer of any amount from the designated investment options taken on the rider anniversary following the younger of the living spouses’ [59th] birthday:

Attained Age at First Withdrawal	Withdrawal Percentage
59 – 69	5.0%
70 – 79	6.0%
80+	7.0%

If the younger of the annuitant and the annuitant’s spouse is not yet [59] on the rider date, then this percentage will be zero until the rider anniversary following the younger of the living spouses’ [59th] birthday.

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investment options equals zero, you cannot make subsequent premium payments or transfers to the designated investment options. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency in accordance with the contract provisions to which this rider attaches.

Misstatement of Age

If the annuitant’s issue age or annuitant’s spouse’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investment options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant or annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the annuitant and annuitant’s spouse. Proof of survival and the issue ages may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investment options. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investment options or any transfers from non-designated investment options to designated investment options added after the rider date, less any total withdrawal base adjustments.

The total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investment options on the rider anniversary.

RGMB 26 0508	(3)	(Income-Joint)

ARTICLE II CONTINUED

Without prior Company approval, you are not covered for cumulative premiums which have been allocated to the designated investment options exceeding $2,500,000.

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investment options and transfers from designated investment options to non-designated investment options up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals from designated investment options and transfers from designated investment options to non-designated investment options in excess of the maximum annual withdrawal amount will reduce the total withdrawal base by the greater of 1 and 2, where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investment options after the maximum annual withdrawal amount has been withdrawn, but prior to the excess withdrawal amount; and

C)	is the total withdrawal base prior to the excess withdrawal amount.

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1 and 2, where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)	is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investment options for the current calendar year using the annuitant’s age. Prior to the 1st rider anniversary, this amount is based on the accumulated value of the designated investment options on the rider date. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2 above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

RGMB 26 0508	(4)	(Income-Joint)

ARTICLE III

CONTINUATION

In the case of spousal joint owners, upon the death of the first annuitant, the surviving spouse may elect to continue the contract and rider. The rider continues until the death of the surviving spouse.

ANNUITIZATION

On the income date, you will have the option to receive lifetime income payments from your designated investment options that are no less than your maximum annual withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the accumulated value in the designated investment options on the income date. If the annuitant or annuitant’s spouse should die before the sum of all income payments received equals or exceeds the maximum annual withdrawal amount on the income date, the annuitant’s beneficiary will receive a final payment equal to the difference.

Signed for us at our home office.

H. Stacey Boyer	Henry G. Hagan
Secretary	President

RGMB 26 0508	(5)	(Income-Joint)